Exhibit 99.1

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”.

American Education Center, Inc., the Issuer, conducts a substantial part of its business in one of the most affected areas. The local government has imposed entry and travel restrictions on visitors and its residents, while major airlines have canceled their flights and local businesses closed, which caused difficulties for us to travel and to complete the audit field work onsite. As a result, we are working remotely with the Company’s employees whereas the Company’s books and records were not easily accessible, resulting in delay in completion of audit of the Issuer’s financial statements and the Annual Report will not be completed by the original filing deadline.

/s/ JLKZ CPA LLP

Flushing, New York

March 20, 2020